Exhibit 99.1

PRESS RELEASE

MATTEL EXPANDS ROLE OF BOARD MEMBER AND GLOBAL TOY

INDUSTRY VETERAN SOREN T. LAURSEN TO EXECUTIVE DIRECTOR

•

Mr. Laursen held a variety of leadership roles at The LEGO Group for more than 25 years, including serving as President of LEGO Systems for over a decade, and was most recently CEO of TOP-TOY, the largest retailer of toys and children’s products in the Nordic region

•	As Executive Director, Mr. Laursen brings global business and industry experience to accelerate key aspects of Mattel’s growth strategy in Europe

•	Mr. Laursen will continue to serve as a member of Mattel’s Board of Directors

EL SEGUNDO, Calif., October 10, 2018 – Mattel, Inc. (NASDAQ: MAT) today announced that Soren T. Laursen has been appointed Executive Director, effective October 8, 2018. A veteran toy industry executive of over 25 years at The LEGO Group with extensive global business experience, Mr. Laursen will help accelerate key aspects of Mattel’s growth strategy in Europe, including business planning, product and market development, commercial execution, regional partnerships and retail collaborations.

“As we continue to execute our strategy to transform Mattel into an IP-driven, high-performing toy company, Soren’s expertise will help accelerate our momentum,” said Ynon Kreiz, Chairman and CEO of Mattel. “Soren’s knowledge of the commercial landscape in the toy industry is exceptional. I am confident he will make significant, lasting contributions as we position Mattel for growth and long-term shareholder value.”

“This is an exciting time at Mattel, as the company rapidly transforms itself into a high-performing toy company,” said Mr. Laursen. “I look forward to taking a more hands-on role and working with Ynon and the team to continue the transformation.”

Mr. Laursen brings significant global commercial toy experience to Mattel, with deep expertise in developing strong brand franchises supported by compelling media, digital and technology activations. He most recently served as CEO of TOP-TOY Holding, the largest retailer of toys and children’s products in the Nordic region, operating approximately 300 retail locations across Denmark, Finland, Iceland, Norway and Sweden, along with multiple stores in Germany. Prior to that, Mr. Laursen held a variety of senior leadership roles with The LEGO Group for more than 25 years. Mr. Laursen served as President of LEGO Systems, Inc., from 2004 to 2016 and held a variety of senior leadership roles overseeing various international markets, including Europe and Asia/Pacific. Mr. Laursen serves as an advisor to The Toy Association – the leading toy industry trade group – where he also served as a member of the association’s Board of Directors from 2004 to 2014, and as Chairman from 2012 to 2014.

While in this part-time role, Mr. Laursen will continue to serve as a member of Mattel’s Board of Directors. He will no longer serve as a member of the Mattel Board’s Governance and Social Responsibility Committee, to ensure its continuing independence.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “confident that” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Some of these factors are described in Mattel’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and Mattel’s Quarterly Reports on Form 10-Q for fiscal year 2018. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.

About Mattel

Mattel is a leading global children’s entertainment company that specializes in design and production of quality toys and consumer products. We create innovative products and experiences that inspire, entertain and develop children through play. We engage consumers through our portfolio of iconic franchises, including Barbie®, Hot Wheels®, American Girl®, Fisher-Price®, Thomas & Friends® and MEGA®, as well as other popular brands that we own or license in partnership with global entertainment companies. Our offerings include film and television content, gaming, music and live events. We operate in 40 locations and sell products in more than 150 countries in collaboration with the world’s leading retail and technology companies. Since its founding in 1945, Mattel is proud to be a trusted partner in exploring the wonder of childhood and empowering kids to reach their full potential. Visit us online at www.mattel.com.

Contacts:
News Media Mattel Media Relations 310-252-6397 press@mattel.com	Securities Analysts Whitney Steininger 310-252-2703 whitney.steininger@mattel.com

MAT-CORP

2